Exhibit 10.23
Form Of
AMENDMENT TO STOCKHOLDERS’ AGREEMENT
OF SILVUE TECHNOLOGIES GROUP, INC.
     This Amendment to Stockholders’ Agreement (this “Amendment”), dated and effective (except as otherwise expressly provided herein) as of April ___, 2006 (the “Effective Date”), by and among Compass Group Diversified Holdings LLC, a Delaware limited liability company (the “LLC”), Silvue Technologies Group, Inc., a Delaware corporation (the “Company”), Compass Silvue Partners, L.P., a Bahamian limited partnership (“Partners”), and the stockholders whose signatures appear on the signature page hereto (the “Minority Stockholders”), amends that certain Stockholders’ Agreement, dated September 2, 2004 (the “Original Agreement” and, as amended hereby, the “Stockholders’ Agreement”), by and among the Company, Partners, the Minority Stockholders and certain former stockholders of the Company. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Original Agreement.
     WHEREAS, Partners desires to sell to the LLC, and the LLC desires to purchase from Partners, all of the shares of capital stock of the Company owned by Partners (the “Transfer”, with the date, if any, on which the Transfer is consummated being referred to herein as the “Transfer Date”);
     WHEREAS, as of the Effective Date, Partners and the Minority Stockholders own all of the issued and outstanding shares of capital stock of the Company, and the Minority Stockholders, Partners and the LLC desire that, effective on and after the Transfer Date, the LLC, as successor-in-interest to Partners, without further action or consent on the part of the LLC, Partners or the Minority Stockholders, have all rights and obligations of Partners under the Stockholders’ Agreement; and
     WHEREAS, the parties further desire to modify certain of the provisions of the Original Agreement as provided herein.
     NOW THEREFORE, in consideration of the premises and the respective mutual agreements herein contained, the parties to this Amendment hereby agree as follows:
     1.   Consent. Each of the Minority Stockholders hereby consents to the Transfer and waives any and all notice requirements under, and rights pursuant to, the Original Agreement arising from or relating to the Transfer, including, without limitation, the right, if any, to receive a Disposition Notice with respect thereto and any Tag Along Right in respect thereof.
     2.   Joinder. Each of the parties hereto hereby agrees that, effective as of the Transfer Date, the LLC, as the successor-in-interest to Partners, shall be substituted in Partners’ stead as a Stockholder under the Stockholders’ agreement without further action or consent on the part of any of them, and the LLC hereby agrees that, effective as of the Transfer Date, it shall be bound by and comply with all the terms and provisions of the Stockholders’ Agreement.

     3.   Amendment of Original Agreement. Effective as of the Transfer Date, the Original Agreement shall be amended as follows:
         3.1   The introductory paragraph and notice provisions of the Original Agreement shall be amended to reflect Compass Group Diversified Holdings LLC as a party, with an address of 61 Wilton Road, 2nd Floor, Westport, Connecticut 06880, Attention: I. Joseph Massoud, Chief Executive Officer, and a facsimile number of (203) 221-8253.
         3.2   Each reference in the Original Agreement to Compass Silvue Partners, L.P... or any nickname, abbreviation or alias intended to refer to Compass Silvue Partners, L.P. shall mean and be a reference to Compass Group Diversified Holdings LLC and its successors and assigns (“CODI”).
         3.3   Section 2.3 of the Original Agreement shall be amended and restated in its entirety to read as follows:
               2.3   Exempt Transfers. Notwithstanding Section 2.2, a Stockholder may make an Exempt Transfer. The following transactions shall constitute “Exempt Transfers” as that term is used in this Agreement: (i) an inter vivos transfer by a Stockholder to his or her spouse or lineal descendants; (ii) an inter vivos transfer to a trust for the benefit of such Stockholder and/or the benefit of one or more of his or her spouse or lineal descendants; (iii) a transfer by will or intestate succession to a Stockholder’s spouse or lineal descendants or such Stockholder’s executor, administrator or testamentary trustee for the benefit of one or more of such Stockholder’s spouse or lineal descendants; (iv) a transfer from a trust for the benefit of a Stockholder and/or one or more of his or her spouse or lineal descendants to such Stockholder’s spouse and/or lineal descendants; (v) a transfer to any members of the Board of Directors of the Company that are nominees of Compass Group Diversified Holdings LLC (“CODI”), (vi) a transfer to any director, officer or employee of CODI, and (vii) the pledge by CODI of, or the grant by CODI of a security interest in, any or all Shares then or in the future held by CODI as collateral security for loans by third-party lenders to CODI, and any transfer to or by such third-party lender in connection with its enforcement rights and remedies in respect thereof. The Shares transferred pursuant to Exempt Transfers shall remain subject to the provisions of this Agreement and the permitted transferees of such Shares shall be a Stockholder for purposes of this Agreement. Every such transferee shall observe and comply with this Agreement and with all obligations and restrictions imposed hereby and shall, at the request of CODI or any Stockholder, execute an Additional Holder Signature Page.
         3.4   Section 6.1 of the Original Agreement shall be amended and restated in its entirety to read as follows:

                         Section 6. Mandatory Sale of Shares
               6.1.   Upon any Management Stockholder’s or Additional Holder’s termination of employment from SDC Technologies, Inc., either voluntarily or for cause (as defined below), CODI shall have the right to purchase 50% of all of the shares of Series A Common Stock of such holder at a purchase price equal to the product of the Original Issue Price of the stock held by such holder multiplied by the number of such shares (plus, if any such Holder shall have financed the acquisition of such shares by issuing a promissory note to CODI, any accrued and unpaid interest thereon). Notwithstanding the preceding sentence, CODI shall not have the right to purchase: (a) shares of Series A Common Stock or 13% Series B Cumulative Redeemable Preferred Stock such holder received upon the conversion of any Series A Convertible Preferred Stock held by such holder; (b) shares of Series A Common Stock which are held by an Additional Holder that is not an employee of SDC Technologies, Inc.; (c) shares of Series A Convertible Preferred Stock owned by a holder; or (d) any shares of Series A Common Stock on or after September 2, 2007.
     4.   Effect on Original Agreement. Each reference in the Original Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Original Agreement as amended hereby. Except as specifically modified by the terms of this Amendment, all of the terms, provisions, covenants, warranties and agreements contained in the Original Agreement, and all other documents, instruments, agreements or amendments executed or delivered in connection therewith, shall remain in full force and effect and are hereby ratified.
     5.   Headings. Section headings herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Amendment.
     6.   Governing Law. Each of the undersigned hereby agrees that this Amendment and the rights and obligations hereunder of all parties hereto shall be governed by and construed under the substantive laws of the State of Delaware without reference to the conflict of laws principles thereof
     7.   Severability. If any provision of this Amendment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions hereof shall remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
     8.   Counterparts. This Amendment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed to be an original and all of which shall, when taken together, constitute one and the same Amendment. Receipt by telecopy of any executed signature page to this Amendment shall constitute effective delivery of such signature page.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.
SILVUE TECHNOLOGIES GROUP, INC.

By:

Name:

Title:

COMPASS SILVUE PARTNERS, L.P.

By:	Navco Management, Inc., its General Partner

By:

Name:
Attorney-in-Fact

MINORITY STOCKHOLDERS:

William A. Gregg	Frank K. Bassoff

Mark S. Sollberger	Ronald D. Eaton

Bryant Riley	Gregory E. Presson

Andre D. Guardi	Tom Kelleher

Jeremy Nowak	Shane Pavitt